Exhibit 10.8

Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (this “Agreement”) is made and entered into by and between the following parties on January 3, 2017 in Beijing, the People’s Republic of China (“PRC” or “China”).

Party A:	Wanleduo Network Technology (Beijing) Co., Ltd.

Address: Room C022, 2/F, 88 Xiangshan Road, Haidian District, Beijing

Party B: Beijing Xingengyuan Science and Technology Co., Ltd.

Address: Room 1805A, 18/F, Building 5, No. 15 Hongjunying South Road, Chaoyang District, Beijing

Each of Party A and Party B shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

Whereas:

1.	Party A is a wholly-foreign-owned enterprise established in PRC, and has the necessary resources to provide technical and consulting services;

2.

Party B is a company established in PRC with exclusively domestic capital and is permitted to engage in technology development, consulting, services, promotion and transfer by the relevant PRC government authorities; computer system services; basic software services; economic and trade consulting; conference services; design, production, agency and release of advertisements; organization of cultural and art exchange events (excluding shows); business planning; arts and crafts designs; computer graphic designs; product designs; toys leasing; and sale of toys and handicraft articles, etc. The businesses conducted by Party B currently and any time during the term of this Agreement are collectively referred to as the “Principal Business”;

3.

Party A is willing to provide Party B with technical support, consulting services and other services on exclusive basis in relation to the Principal Business during the term of this Agreement, utilizing its advantages in technology, human resources, and information, and Party B is willing to accept such services provided by Party A or Party A’s designee (s), each on the terms set forth herein.

Now, therefore, through mutual discussion, the Parties have reached the following agreements:

1.	Services Provided by Party A

1.1

Party B hereby appoints Party A as Party B’s exclusive services provider to provide Party B with comprehensive technical support, consulting services and other services during the term of this Agreement, in accordance with the terms and conditions of this Agreement, including but not limited to the following:

(1)	Licensing Party B to use any software legally owned by Party A;

(2)	Development, maintenance and updating of software involved in Party B’s business;

(3)	Design, installation, daily management, maintenance and updating of network systems, hardware and database design;

(4)	Technical support and training for employees of Party B;

(5)

Assisting Party B in consultancy, collection and research of technology and market information (excluding market research business that wholly foreign-owned enterprises are prohibited from conducting under PRC law);

(6)	Providing business management consultation for Party B;

(7)	Providing marketing and promotional services for Party B;

(8)	Providing customer order management and customer services for Party B;

(9)	Leasing of equipment or assets; and

(10)	Other services requested by Party B from time to time to the extent permitted under PRC law.

1.2

Party B accepting such services provided by Party A. Party B further agrees that unless with Party A’s prior written consent, during the term of this Agreement, Party B shall not directly or indirectly accept the same or any similar services provided by any third party and shall not establish similar corporation relationship with any third party regarding the matters contemplated by this Agreement. Party A may appoint other parties, who may enter into certain agreements described in Section 1.3 with Party B, to provide Party B with the services under this Agreement.

1.3	Service Providing Methodology

1.3.1

Party A and Party B agree that during the term of this Agreement, where necessary, Party B may enter into further service agreements with Party A or any other party designated by Party A, which shall provide the specific contents, methods, personnel, and fees for the specific services.

1.3.2

To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, where necessary, Party B may enter into equipment or assets leases with Party A or any other party designated by Party A which shall permit Party B to use Party A’s relevant equipment or assets based on the needs of the business of Party B.

1.3.3

Party B hereby grants to Party A an irrevocable and exclusive option to purchase from Party B, at Party A’s sole discretion, any or all of the assets and business of Party B, to the extent permitted under PRC law, and at the lowest purchase price permitted by PRC law. The Parties shall then enter into a separate assets or business transfer agreement, specifying the terms and conditions of the transfer of the assets.

2.	The Calculation and Payment of the Service Fees

2.1	The fees payable by Party B to Party A during the term of this Agreement shall be calculated as follows:

2.1.1

Party B shall pay a service fee to Party A in each month. The service fee for each month shall consist of a management fee and a fee for services provided, which shall be determined by the Parties through negotiation after considering:

(1)	Complexity and difficulty of the services provided by Party A;

(2)	Title of and time consumed by employees of Party A in order to provide the services;

(3)	Contents and value of the services provided by Party B;

(4)	Market price of the same type of services;

(5)	Operation conditions of the Party B.

2.1.2

If Party A transfers technology to Party B, develops software or other technology as entrusted by Party B or leases equipments or assets to Party B, the technology transfer price, development fees or rent shall be determined by the Parties based on the actual situations.

3.	Intellectual Property Rights and Confidentiality Clauses

3.1

Party A shall have exclusive and proprietary ownership, rights and interests in any and all intellectual properties arising out of or created during the performance of this Agreement, including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets and others. Party B shall execute all appropriate documents, take all appropriate actions, submit all filings and/or applications, render all appropriate assistance and other wise conduct whatever is necessary as deemed by Party A at its sole discretion for the purposes of vesting any ownership, right or interest of any such intellectual property rights in Party A, and/or perfecting the protections for any such intellectual property rights in Party A.

3.2

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement.

4.	Representations and Warranties

4.1	Party A hereby represents, warrants and covenants as follows:

4.1.1

Party A is a wholly foreign-owned enterprise legally established and validly existing in accordance with the laws of PRC; Party A or the service providers designated by Party A will obtain all government permits and licenses for providing the service under this Agreement before providing such services.

4.1.2

Party A has taken all necessary corporate actions, obtained all necessary authorization as well as all consents and approvals from third parties and government agencies (if required) for the execution, delivery and performance of this Agreement. Party A’s execution, delivery and performance of this Agreement do not violate any explicit requirements under any law or regulation binding on Party A.

4.1.3	This Agreement constitutes Party A’s legal, valid and binding obligations, enforceable in accordance with its terms.

4.2	Party B hereby represents, warrants and covenants as follows:

4.2.1

Party B is a company legally established and validly existing in accordance with the laws of PRC and has obtained and will maintain all permits and licenses for engaging in the Principal Business in a timely manner.

4.2.2

Party B has taken all necessary corporate actions, obtained all necessary authorization as all consents and approvals from third parties and government agencies (if required) for the execution, delivery and performance of this Agreement. Party B’s execution, delivery and performance of this Agreement do not violate any law or regulation binding on Party B.

4.2.3	This Agreement constitutes Party B’s legal, valid and binding obligations, and shall be enforceable against it.

5.	Term of Agreement

5.1

This Agreement shall become effective upon execution by the Parties. Unless terminated in accordance with the provisions of this Agreement or terminated in writing by Party A, this Agreement shall remain effective.

5.2

During the term of this Agreement, each Party shall renew its operation term prior to the expiration thereof so as to enable this Agreement to remain effective. This Agreement shall be terminated upon the expiration of the operation term of a Party if the application for the renewal of its operation term is not approved by the relevant government authorities.

5.3	The rights and obligations of the Parties under Sections 3, 6, 7 and this Section 5.3 shall survive the termination of this Agreement.

6.	Governing Law and Resolution of Disputes

6.1	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of PRC.

6.2

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party ‘s request to the other Party for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Beijing. The arbitration award shall be final and binding on both Parties.

6.3

Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

7.	LIABILITY FOR BREACH OF AGREEMENT AND INDEMNIFICATION

7.1

If Party B conducts any material breach of any term of this Agreement, Party A shall have right to terminate this Agreement and/or require Party B to indemnify all damages; this Section 7.1 shall not prejudice any other rights of Party A herein.

7.2	Unless otherwise required by applicable laws, Party B shall not have any right to terminate this Agreement in any event.

7.3

Party B shall indemnify and hold harmless Party A from any losses, injuries, obligations or expenses caused by any lawsuit, claims or other demands against Party A arising from or caused by the services provided by Party A to Party B pursuant this Agreement, except where such losses, injuries, obligations or expenses arise from the gross negligence or willful misconduct of Party A.

8.	Force Majeure

8.1

In the case of any force majeure events (the “Force Majeure”) such as earthquake, typhoon, flood, fire, flu, war, strikes or any other events that cannot be predicted and are unpreventable and unavoidable by the affected Party, which directly or indirectly causes the failure of either Party to perform or completely perform this Agreement, then the Party affected by such Force Majeure shall not be liable for such non-performance or partial performance. However, the affected Party shall give written notice to the other Party without any delay and shall, within 15 days of sending such written notice, provide details of the event of Force Majeure, explaining the reasons for such failure of, partial or delay of performance.

8.2

If such Party claiming Force Majeure fails to notify the other Party and furnish it with proof pursuant to the above provision, such Party shall not be excused from the non-performance of its obligations hereunder. The Party so affected by the event of Force Majeure shall use reasonable efforts to minimize the consequences of such Force Majeure and to promptly resume performance hereunder whenever the causes of such excuse are cured. Should the Party so affected by the event of Force Majeure fail to resume performance hereunder when the causes of such excuse are cured, such Party shall be liable to the other Party.

8.3

In the event of Force Majeure, the Parties shall immediately consult with each other to find an equitable solution and shall use all reasonable endeavors to minimize the consequences of such Force Majeure.

9.	Notices

9.1

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

9.1.1	Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of receipt or refusal at the address specified for notices.

9.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

9.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A:	Wanleduo Network Technology (Beijing) Co., Ltd.
Address:	Room C022, 2/F, 88 Xiangshan Road, Haidian District, Beijing
Attn:	Luo Jian
E-mail:	***************

Party B:	Beijing Xingengyuan Science and Technology Co., Ltd.
Address:	Room 1805A, 18/F, Building 5, No. 15 Hongjunying South Road, Chaoyang District, Beijing
Attn:	Luo Jian
E-mail:	***************

9.3	Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

10.	Assignment

10.1	Without Party A’s prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party.

10.2

Party B agrees that Party A may assign its obligations and rights under this Agreement to any third party and in case of such assignment, Party A is only required to give written notice to Party B but without the consent of Party B.

11.	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

12.	Amendment and Supplement

Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

13.	Language and Counterparts

This Agreement is written in Chinese in two (2) counterparts, each Party having one copy.

The remainder of this page is intentionally left blank.] IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Business Cooperation Agreement as of the date first above written.

Party A: Wanleduo Network Technology (Beijing) Co., Ltd. (Seal)

Signature: /s/ Luo Jian

Name: Luo Jian

Title: Legal Reprehensive

Party B: Beijing Xingengyuan Science and Technology Co., Ltd. (Seal)

Signature: /s/ Luo Jian

Name: Luo Jian

Title: Legal Reprehensive